SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PACKAGING DYNAMICS

                    GAMCO INVESTORS, INC.
                                 8/13/03           10,000             7.4959
                                 8/12/03            1,300             7.4200
                                 8/06/03            6,400             7.3723
                                 7/29/03            5,100             7.0500
                                 7/28/03            2,000             7.2850
                                 7/15/03            1,000             7.1999
                                 7/14/03           11,000             7.2900
                    GABELLI ADVISERS, INC.
                                 8/12/03            1,300             7.4300
                                 8/11/03            5,000             7.4400
                                 8/05/03           10,000             7.3466
                    GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 7/07/03           19,200             7.1866


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.